AMENDMENT TO
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                              (JEFFREY D. MCKEEVER)




Mr. Jeffrey D. McKeever
2400 South MicroAge Way
Tempe, Arizona 85282

                  Re: Amendment of May 2, 1998 Option Agreement

Dear Jeff:

         Effective May 2, 1998, you were granted the option (hereinafter the "OPTION") to purchase a total of sixty (60) shares of common stock of Pinacor, Inc. ("PINACOR") owned by MCCI Holding Company ("HOLDING COMPANY"). The terms of the Option were set forth in a letter agreement executed by MicroAge, Inc. ("MicroAge"), Holding Company and you, which was effective
May 2, 1998 (the "AGREEMENT").

         Section 13 of the Agreement provides that the exercisability of the Option will be accelerated if the Board of Directors of MicroAge, the Holding Company or Pinacor approves a Disposition. The term "Disposition" is defined in
Section 14 of the Agreement. As you know, the Compensation Committee of the Board of Directors of MicroAge has concluded that the acceleration of the exercisability of the Option should take place on the closing of the transaction that constitutes a Disposition, rather than on approval of a Disposition by the Board of Directors of MicroAge, Holding Company or Pinacor.

         The purpose of this letter is to amend Section 13 of the Agreement to read as follows:

                  13. All of the Options will become immediately exercisable, despite any provisions in Section 1 to the contrary, immediately prior to the closing of any sale, transfer, merger, consolidation, combination or other transaction that will constitute a "Disposition". Additionally, upon a Change of Control, your Options will automatically become immediately exercisable, despite any provisions in Section 1 to the contrary.

         If you agree with this amendment, please sign this letter and return it to James Domaz in the Legal Department as soon as possible. This letter will constitute an amendment of the Agreement as soon as you sign it. Except as set forth in this letter, the terms of the Agreement will remain in full force and effect.

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
THIS LETTER MAY BE SIGNED IN ANY NUMBER OF COUNTERPARTS.

MICROAGE, INC.                        I HEREBY ACKNOWLEDGE RECEIPT OF THE
                                      FOREGOING LETTER AND ACCEPT ITS TERMS.

By: /s/ William H. Mallender          Signature: /s/ Jeffrey D. McKeever
   --------------------------                    ---------------------------
   William H. Mallender                          Jeffrey D. McKeever
   Chairman, Compensation                        Social Security No. ###-##-####
   Committee


MCCI HOLDING COMPANY


By: /s/ Jeffrey D. McKeever
   --------------------------
   Jeffrey D. McKeever
   Chairman of the Board and
   President


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